Exhibit 99.1

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP. AND

GREAT AMERICAN GROUP, LLC

ANNOUNCE REVISED ACQUISITION TERMS AND

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.’S

ENTRY INTO COMMON STOCK PURCHASE AGREEMENTS

NEW YORK, NY and WOODLAND HILLS, CA – July 28, 2009 – NEW YORK, NY and WOODLAND HILLS, CA – Alternative Asset Management Acquisition Corp. (“AAMAC”) (NYSE Amex: AMV) and privately-held Great American Group, LLC (“Great American”) today jointly announced that they have entered into an amendment to the Agreement and Plan of Reorganization (the “Purchase Agreement”) originally entered into May 14, 2009 and thereafter amended on May 29, 2009 and July 8, 2009, pursuant to which Great American will be acquired (the “Acquisition”) by Great American Group, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of AAMAC (“GA”).

In accordance with Amendment No. 3, upon consummation of the Acquisition, each share of AAMAC common stock will be exchanged for 2.0 shares of GA rather than a ratio of 1:1.23.

The amended Purchase Agreement eliminates the $10.0 million contingent cash consideration payable to the members of Great American and further provides that the cash consideration payable to the members of Great American will be payable pursuant to a subordinated, unsecured promissory note (the “Note”) issued by GA in favor of the members and phantom equityholders of Great American. The aggregate principal amount of the Note will be $60.0 million, which principal amount shall be reduced by the amount of any payments made from AAMAC’s trust account to the members and phantom equityholders of Great American at closing, which payments shall in no event reduce GA’s cash position upon consummation of the Acquisition to below $40.0 million (after reservation of the amount necessary for the Warrant Redemption (as defined below)). The Note will have a five-year maturity and will bear interest at a rate of 12% per annum. Interest on the Note will be payable quarterly in arrears on each January 31st, April 30th, July 31st, and October 31st of each year, commencing on October 31, 2009. One-fifth of the principal amount of the Note, including any accrued and unpaid interest thereon, will be payable on each anniversary of the date of issuance of the Note through the fifth anniversary thereof.

The AAMAC directors, officers and sponsors (collectively, the “AAMAC founders”) have agreed that 7,850,000 (increased from 6,350,000) of their shares will be cancelled, resulting in the AAMAC founders holding 2,500,000 (reduced from 4,000,000) shares of AAMAC common stock immediately prior to the consummation of the Acquisition. The AAMAC founders have further agreed to cancel 2,500,000 shares of GA common stock they receive upon exchange of their shares of AAMAC common stock for GA common stock.

The consummation of the Acquisition is contingent upon AAMAC obtaining the vote of a majority in interest of its warrantholders to allow AAMAC to amend the agreement governing its warrants to: (a) require GA to redeem all of the outstanding warrants, including the warrants held by AAMAC’s sponsors, at any time on or prior to the 90th day following the Acquisition, at a price of $0.50 per warrant (the “Warrant Redemption”), (b) delay the commencement of the exercisability of the warrants from immediately following the Acquisition to the 91st day following the consummation of the Acquisition, and (c) preclude any adjustment of the warrants as a result of the Acquisition. If the AAMAC warrantholders approve the Warrant Redemption proposal, then GA will redeem the warrants on or prior to the 90th day following the Acquisition, during which period GA intends to explore the timing and conduct of a warrant exchange with the holders of GA warrants for warrants with an exercise price that exceeds the current exercise price and an exercise period longer than the existing exercise period.

The Acquisition is also subject to customary closing conditions, including approval of the Acquisition by AAMAC’s stockholders. In addition, the closing of the Acquisition is conditioned on holders of fewer than 30% of the shares of AAMAC common stock voting against the Acquisition and electing to convert their AAMAC common stock into cash. Pursuant to Amendment No. 3, the consummation of the Acquisition is also conditioned upon the approval by the representative of the members of Great American and the phantom equityholders of Great American, in his sole discretion, of the aggregate cash balance of GA at closing.

The Special Meeting of AAMAC Warrantholders and Special Meeting of AAMAC Stockholders were scheduled to be held today and a record date of July 8, 2009 was set with respect to the meetings. Due to the revised terms set forth in Amendment No. 3, the Special Meetings were adjourned to Thursday, July 30, 2009, to give AAMAC warrantholders and AAMAC stockholders additional time to consider these revised terms of the Acquisition. AAMAC has until August 1, 2009 to complete a transaction or it will be required to liquidate.

AAMAC also announced today that it has entered into agreements to purchase an aggregate of approximately 13.02 million of the shares of its common stock sold in its initial public offering in privately negotiated transactions (the “Agreements”) for an aggregate purchase price of approximately $128.3 million from stockholders who otherwise intended to vote against the previously announced proposed business combination between AAMAC and Great American. It is expected that additional Agreements will be entered into prior to the Special Meeting of Stockholders on similar terms. The purchases of the shares pursuant to the Agreements for an aggregate purchase price of approximately $200 million will take place concurrently with or immediately following the closing of the Acquisition and the purchases will be paid for with funds that will be released from AAMAC’s trust account upon consummation of the Acquisition.

Pursuant to the Agreements, the holders have agreed to give AAMAC’s management proxies to vote their shares in favor of each of the stockholder proposals set forth in the definitive proxy statement/prospectus, dated as of July 20, 2009 (the “Definitive Proxy Statement/Prospectus”). These proxies will revoke any prior proxies associated with the shares subject to the Agreements that voted against such proposals.

Additional information regarding Great American, the Acquisition and the related transactions is available in the Definitive Proxy Statement/Prospectus and AAMAC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 28, 2009 (the “Current Report”), copies of which may be obtained without charge, at the SEC’s website at http://www.sec.gov. Great American’s website is http://www.greatamerican.com. The information on Great American’s website is not, and shall not be deemed to be, incorporated in filings either AAMAC or GA makes with the SEC.

About Alternative Asset Management Acquisition Corp.

AAMAC is a blank check company which was formed in 2007 for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets. AAMAC’s initial public offering was consummated on August 7, 2007 and it received net proceeds of $397,560,377 through the sale of 41.4 million units, including 5.4 million units pursuant to the underwriters’ over-allotment option, at $10.00 per unit. Each unit is comprised of one share of AAMAC common stock and one warrant with an exercise price of $7.50. As of the record date for the Special Meetings, AAMAC held approximately $407.8 million (or approximately $9.84 per share) in a trust account maintained by an independent trustee, which will be released upon the consummation of the transaction.

About Great American Group, LLC

Great American is a leading provider of asset disposition solutions and valuation and appraisal services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of AAMAC securities and does not constitute an offer of any securities of GA for sale. Any solicitation of proxies will be made only by the Definitive Proxy Statement/Prospectus that was mailed to all AAMAC stockholders and AAMAC warrantholders who held such securities as of the record date. Interested investors and security holders are urged to read the Definitive Proxy Statement/Prospectus and appendices thereto and the Current Report because they contain important information about AAMAC, GA, Great American and the proposals to be presented at the Special Meetings.

Forward Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the benefits of the transaction; the future financial performance of GA following the Acquisition; the growth of the market for GA’s services; expansion plans and opportunities; consolidation in the market for GA’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (1) AAMAC’s ability to complete its initial business combination within the specified time limits; (2) difficulties encountered in integrating the merged companies; (3) officers and directors allocating their time to other businesses and potentially having conflicts of interest with AAMAC’s business or in approving the Acquisition; (4) success in retaining or recruiting, or changes required in, GA’s officers, key employees or directors following the Acquisition; (5) listing or delisting of AAMAC’s securities from the NYSE Amex or the ability to have GA’s securities listed on the Nasdaq Capital Market following the transaction; (6) the potential liquidity and trading of AAMAC’s and GA’s public securities; (7) GA’s revenues and operating performance; (8) changes in overall economic conditions; (9) anticipated business development activities of GA’s following the Acquisition; (10) risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); (11) the Note will be made in favor of certain parties related to GA and their interests may differ from those of GA’s securityholders; (12) GA’s obligations pursuant to the Note may negatively effect GA’s financial position and results of operations; (13) GA’s obligations pursuant to the Note may reduce GA’s ability to pursue future liquidation engagements and other business opportunities; (14) GA’s obligations pursuant to the Note may increase GA’s need for additional sources of financing in the future and there can be no assurance that GA will be able to obtain any additional financing on commercially reasonable terms, if at all; (15) if GA is unable to satisfy its obligations under the Note on or prior to the maturity date, there can be no assurance that GA will be able to refinance the Note on commercially reasonable terms, if at all; and (16) other risks referenced from time to time in AAMAC and GA’s filings with the SEC and those factors listed in the Definitive Proxy Statement/Prospectus under “Risk Factors”. None of AAMAC, Great American or GA assumes any obligation to update the information contained in this release.

Additional Information and Where to Find It

In connection with the proposed transaction, GA has filed with the SEC a Registration Statement on Form S-4 to register the securities to be issued to the stockholders and warrantholders of AAMAC. The registration statement includes the Definitive Proxy Statement/ Prospectus, which has been sent to the securityholders of AAMAC seeking their approval of the transaction and related matters. In addition, AAMAC and GA may file other relevant documents concerning the proposed transaction with the SEC.

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933, as amended, and does not constitute a solicitation of proxies from the holders of common stock and warrants of AAMAC and does not constitute an offer of any securities for sale or a solicitation of an offer to buy or exchange any securities. AAMAC, Great American, GA and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the Special Meetings of AAMAC’s stockholders and AAMAC’s warrantholders to be held to approve the proposed transaction. The underwriters of AAMAC’s initial public offering may provide assistance to AAMAC, Great American, GA and their respective directors and executive officers, and may be deemed to be participants in the solicitation of proxies. A substantial portion of the underwriters’ fees relating to AAMAC’s initial public offering were deferred pending stockholder approval of AAMAC’s initial business combination, and stockholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation.

WE URGE INVESTORS AND SECURITYHOLDERS TO READ THE REGISTRATION STATEMENT FILED BY GA WITH THE SEC ON JULY 17, 2009, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, THE CURRENT REPORT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT AAMAC, GREAT AMERICAN, GA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. AAMAC’s stockholders and warrantholders can also obtain copies of the definitive proxy statement/prospectus and the Current Report, without charge, by directing a request to: Alternative Asset Management Acquisition Corp., 590 Madison Avenue, 35th Floor, New York, New York 10022.

### #### ###

Contacts:

Alternative Asset Management Acquisition Corp.

Contact: Chris Tofalli

Chris Tofalli Public Relations, LLC

(914) 834-4334

chris@tofallipr.com

Great American Group, LLC

Contact: Laura Wayman

847-444-1400 ext 312

lwayman@greatamerican.com